Offer to Purchase for Cash

                                      Up to

                 5,000,000 Common Shares of Beneficial Interest

                                       of

             First Union Real Estate Equity and Mortgage Investments

                                       at

                               $2.30 Net Per Share

                                       by

                               FUR Investors, LLC

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
            MONDAY, DECEMBER 29, 2003, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                        December 1, 2003

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase dated December 1, 2003 (the "Offer to Purchase"), and the related letter of transmittal, relating to an offer by FUR Investors, LLC, a Delaware limited liability company ("the Purchaser"), to purchase up to 5,000,000 common shares of beneficial interest, par value $1.00 per share (the "shares"), of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("First Union"), at a purchase price of $2.30 per share, net to the seller, in cash (subject to applicable withholding of United States federal, state and local taxes) less the per share amount of distributions, if any, declared and payable by First Union between the date hereof and the expiration date of the offer, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith.

      We (or our nominees) are the holder of record of shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

      We request instructions as to whether you wish to have us tender on your behalf any or all of such shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

      Your attention is directed to the following:

            1. The offer price is $2.30 per share, net to the seller, in cash (subject to applicable withholding of United States federal, sate and local taxes), less the per share amount of distributions, if any, declared and payable by First Union between the date of the Offer and the expiration date of the Offer, without interest thereon, on the terms and to the conditions set forth in the Offer.

            2.    The Offer is made for up to 5,000,000 shares.

            3. The Offer is being made pursuant to the terms of a Stock Purchase Agreement, dated as of November 26, 2003, between First Union and the Purchaser.

            4. Pursuant to the Stock Purchase Agreement, following the expiration date of the Offer, the Purchaser will purchase from First Union, at a purchase price of $2.60 per share, between 5,000,000 and 5,185,724 newly issued shares of First Union, depending upon the number of shares purchased in the Offer.

            5. The Board of Trustees of First Union has approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement but has taken no position as to whether shareholders should tender their shares in the Offer.

            6. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on December 29, 2003 unless the Offer is extended.

            7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of shares pursuant to the Offer.

            8. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the letter of transmittal.

            9. The Offer is conditioned upon the conditions to the offer described in Section 13 in the Offer to Purchase.

      In all cases, payment for shares accepted for payment pursuant to the offer will be made only after timely receipt by National City Bank (the "depositary") of (1) the certificates for (or a timely book-entry confirmation (as defined in the Offer to Purchase) with respect to) such shares, (2) a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in section 2 of the Offer to Purchase, an agent's message (as defined in the Offer to Purchase), and (3) any other documents required by the letter of transmittal. Accordingly, tendering shareholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES

      The Offer is being made solely by the Offer to Purchase and the related letter of transmittal, and is being made to all holders of shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

      If you wish to have us tender any or all of the shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your shares, all such shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the offer.

           Instructions with respect to the Offer to Purchase for Cash

                                      Up to

                 5,000,000 Common Shares of Beneficial Interest

                                       of

                        FIRST UNION REAL ESTATE MORTGAGE
                             AND EQUITY INVESTMENTS

                                       by

                               FUR INVESTORS, LLC

      The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated December 1, 2003 (the "Offer to Purchase"), and the related letter of transmittal, relating to the offer by FUR Investors, LLC, a Delaware limited liability company, to purchase up to 5,000,000 outstanding common shares of beneficial interest, par value $1.00 per share (the "shares"), of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust.

      This will instruct you to tender the number of shares indicated below (or, if no number is indicated below, all shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal furnished to the undersigned.

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Number of Shares to be Tendered*                                                  SIGN HERE

_____________________________________________________      _____________________________________________________

Dated: _______________________________________, 200__      _____________________________________________________
                                                                                 Signature(s)

                                                           _____________________________________________________

                                                           _____________________________________________________
                                                                                 Please print

                                                           _____________________________________________________

                                                           _____________________________________________________
                                                                                   Address

                                                           _____________________________________________________
                                                                              Area Code and Tel

                                                           _____________________________________________________
                                                                Tax Identification or Social Security Number

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*     Unless otherwise indicated, it will be assumed that all of your shares held by us for your account are to be tendered.
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